UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 15, 2014
Date of Report (Date of earliest event reported)
  ________

NewStar Financial, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-33211 (Commission File Number)	54-2157878 (IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 848-2500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.
On December 15, 2014, NewStar TRS I LLC (“NewStar TRS”), a subsidiary of NewStar Financial, Inc. (the “Company”), entered into an amendment to its total return swap ("TRS") with Citibank, N.A. ("Citibank") pursuant to an amended and restated Confirmation Letter Agreement by and between NewStar TRS and Citibank (the "Amendment").
The Amendment increased the maximum notional amount of the TRS from $75,000,000 to $125,000,000.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which has been filed with this Current Report on Form 8-K as Exhibit 10.1.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

 Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

10.1	Confirmation Letter Agreement dated as of December 4, 2014 (amended and restated as of December 15, 2014), by and between NewStar TRS I LLC and Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEWSTAR FINANCIAL, INC.
Date:    December 18, 2014
    By: /s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number    Description

10.1	Confirmation Letter Agreement dated as of December 4, 2014 (amended and restated as of December 15, 2014), by and between NewStar TRS I LLC and Citibank, N.A.